Exhibit 99.1

SEPARATION AGREEMENT

This Separation Agreement (“Agreement”) is entered into between Factory Card Outlet of America Ltd., an Illinois corporation (the “Company”), and Jarett A. Misch (the “Executive”).

RECITALS

The Company and Executive desire to provide an orderly and amicable arrangement with respect to the cessation of Executive’s employment as Vice President, Controller and Chief Accounting Officer of the Company, and to resolve claims between the parties relating to Executive’s employment and the cessation of his employment.

AGREEMENT

In consideration of the foregoing recitals, the agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree as follows:

1. Resignation; Consulting Services.

(a) Executive confirms his resignation as of February 15, 2007 (the “Separation Date”) as Vice President, Controller and Chief Accounting Officer of the Company and as an officer of the Company’s parent company for which Executive served in such capacity, and any other position or office with respect to the Company or its parent company or any of its subsidiaries, including as a legal representative or trustee of any employee benefit plan or trust of any capacity, including that of an employee, independent contractor or otherwise, for the Company or any of its parents or subsidiaries.

(b) As a result of his voluntary resignation and the cessation of his employment, effective on the Separation Date, Executive will cease to perform any duties or be entitled to or eligible for any compensation or benefits except as expressly provided in this Agreement. The parties acknowledge that this Agreement supersedes the provisions of Executive’s December 9, 2005 Employment Agreement (the “Employment Agreement”), the Executive Severance Plan and all modifications, versions and amendments to such documents. As outlined below, the Company offers and Executive accepts the following special severance package.

2. Severance Package.

(a) The Company shall pay Executive an amount equal to $269,891.37 less customary payroll deductions (the “Severance Pay”). The Severance Pay shall be paid as follows: (i) $118,935.18 shall be paid on the first regular payroll day following the six month anniversary of the Effective Date (defined in Section 9); and (ii) the remaining $150,956.19 shall be paid in equal bi-weekly installments in accordance with the Company’s payroll practices payable over the period commencing on the first regular payroll day after the payment specified in clause (i) above and ending on the last regular payroll day on or before April 7, 2008; provided that upon a Change of Control (as defined in the Employment Agreement), any remaining severance payments due hereunder shall be payable in a single lump sum payment immediately prior to such Change of Control . The period from the Effective Date through the final scheduled payment of severance pay pursuant to this Section 1(a) is sometimes referred to herein as the “Severance Period”.

(b) On the first payroll period following the Effective Date, Executive shall be paid the full amount of accrued but unused vacation pay to which he would be entitled during calendar year 2007, less applicable payroll deductions and tax withholdings. Executive acknowledges and affirms that in calendar year 2007, he would have been entitled to four (4) weeks’ paid vacation and that the appropriate and accurate compensation for that vacation pay is $14,076.92 less applicable payroll deductions and tax withholdings.

(c) The Company shall continue Executive’s medical and dental insurance coverage (as in effect immediately prior to the Separation Date) until the earlier of (i) the end of the Severance Period or (ii) the first date on which Executive is covered, or becomes eligible for coverage, under any other group health plan (as an employee or otherwise); provided that each installment of Executive’s Severance Pay shall be reduced by an amount with respect to the period of time covered by such installment equal to the portion of the periodic cost for such coverage that was payable by Executive immediately prior to the Separation Date consistent with the Company’s ordinary payroll practices .

(d) On the date other employees of the Company receive bonus payments under the Company’s annual bonus plan with respect to the fiscal year ended February 3, 2007, Executive shall be paid the bonus amount, if any, less applicable payroll deductions and tax withholdings, he would otherwise be entitled to if he had continued as an employee of the Company.

(e) The Company will reimburse Executive for any unreimbursed reasonable business expenses incurred and paid for by Executive prior to the Separation Date consistent with the Company’s policies in effect with respect to travel, entertainment and other business expenses, and upon Executive’s providing to the Company reasonably acceptable documentation of such expenses within sixty (60) days after the Separation Date.

(f) The Executive will be entitled to outplacement counseling with an outplacement firm of the Company’s selection, for a period from the Effective Date up to, if necessary, April 7, 2008.

(g) Executive shall be entitled to receive whatever benefits to which he is entitled by virtue of his service with the Company up through and including the Separation Date pursuant to, and subject to the terms of, any Company employee benefit plan. Except as expressly provided in this Agreement of the Company, Executive shall not be entitled to receive any bonus, payment, severance payment or any other benefits or compensation from the Company.

(h) All of the Executive’s equity awards granted under the Company’s equity plans or granted as contemplated by the Company’s Amended Plan of Reorganization, including stock option and restricted stock grants, other than any performance-based restricted stock, shall become fully exercisable and vested as of the Effective Date. The Company further agrees that, notwithstanding anything to the contrary in the company’s equity plans, the Executive will be permitted to exercise stock options that were granted to the Executive under such plans at any time prior to 45 days following the severance payment made pursuant to clause (i) of Section 2(a) above.

(i) Nothing in this Agreement shall preclude the Company from amending or terminating any employee benefit plan, program or practice at any time in compliance with applicable law.

3. Restrictive Covenants.

(a) No severance pay shall be paid during any period in which the Executive engages in a Competing Business (defined below) or in Solicitation (defined below) or after the Executive has disclosed Confidential Information (defined below), and in consideration of severance pay the Executive will not during the Severance Period engage in a Competing Business or in Solicitation or disclose Confidential Information.

(b) The prohibition on engaging in a Competing Business set forth in this Section 3 shall mean participating, directly or indirectly, in any manner whatsoever including, without limitation, either individually, or in partnership, jointly or in conjunction with any person, firm or corporation, or as employee, principal, agent, director, officer, investor, lender, consultant or shareholder (other than by way of less than five percent (5%) ownership of stock in a publicly traded Company or limited partnership); provided, however, that such participation shall not include any activity engaged in with the prior written approval of the Compensation Committee of Factory Card & Party Outlet. For purposes of this Agreement, “Competing Business” shall mean any entity or business: (a) engaged in the operation of retail stores for the primary purpose of selling greeting cards, gift wrap and party supplies and which operates such retail stores in any market in which the Company is operating a retail store at the time of the executive’s termination of employment, or a market into which the Executive knows the Company is intending to enter; or (b) that is engaged in the primary business of the manufacture and distribution of greeting cards, gift wrap and party supplies.

(c) For purposes of this Agreement, “Solicitation” shall mean recruiting, soliciting or inducing, directly or indirectly, any non-clerical employee or employees of the Company or any advisor or consultant to the Company to terminate their employment, or otherwise cease their relationship with the Company or hiring, retaining or assisting another person or entity to hire or retain any employee of the Company or any advisor or consultant to the Company or any person who within six (6) months before such Solicitation had been a non-clerical employee, advisor or consultant of the Company or any of its affiliates.

(d) The Company owns and has developed, and will develop, certain proprietary techniques and confidential information which have great value to its business (referred to for purposes of this Section 3 as collectively as “Confidential Information”). Confidential Information includes not only information disclosed by the Company to the Executive, but also information developed or learned by the Executive during the course or as a result of employment with the Company, which information is the property of the Company. Confidential Information includes all information that has or could have commercial value or other utility in the business in which the Company is engaged or in any business in which the Executive is aware the Company is contemplating engaging, and all information of which the unauthorized disclosure could be detrimental to the interests of the Company, whether or not such information is specifically labeled as Confidential Information by the Company. By way of example and without limitation, Confidential Information includes any and all information developed, obtained or owned by the Company concerning trade secrets, techniques, know-how, business plans, strategies, forecasts, unpublished financial information, orders, agreements and other forms of documents, price and cost information, merchandising opportunities, expansion plans, store plans, budgets, projections, customer, supplier and subcontractor identities, characteristics and agreements, and salary, staffing and employment information. Notwithstanding the foregoing, Confidential Information shall not include any information which (a) was in the public domain at the time of receipt by the Executive or thereafter without breach or violation of this Section 3, or (b) was furnished the Executive by a third party lawfully entitled to do so and not known to the Executive to be bound by a confidentiality agreement to the Company. The Executive shall not, directly or indirectly, use, make available, sell, disclose or otherwise communicate to any corporation, partnership, individual or other third party, other than in the course of the Executive’s assigned duties and for the benefit of the Company, any Confidential Information. In the event that the Executive is requested (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, the Executive agrees to notify the Company promptly of such request(s) and the documents requested thereby so that the Company may seek an appropriate protective order and/or waive in writing the Executive’s compliance with the provisions of this Agreement. It is further agreed that, if in the absence of a protective order or the receipt of a waiver hereunder the Executive is nonetheless, in the opinion of the Executive’s counsel, compelled to disclose such Confidential Information or else stand liable for contempt or suffer other censure or penalty from the tribunal or governmental or similar authority, the Executive may disclose such information without liability hereunder, provided, however, that the Executive shall give the Company written notice of the information to be so disclosed as far in advance of its disclosure as is practicable and shall use the Executive’s best efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the information required to be disclosed as the Company designates. The Executive will not remove from the Company’s premises without its prior written consent any records, files, drawings, documents, equipment, materials and writings received from, created for or belonging to the Company, including those which relate to or contain Confidential Information, or any copies thereof. When employment with the Company terminates, the Executive will immediately deliver the same to the Company.

(e) In the event the Executive violates any requirement of this Section 3, the Company may, in addition to any other rights or remedies which the Company may have at law, in equity, or under this Agreement or any other agreement, recover immediately upon notice and demand all severance pay theretofore paid to the Executive.

(f) If any restriction set forth in this Agreement is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or over too broad a geographic area (as applicable), it shall be interpreted to extend over a maximum period of time, range of activities or geographic area to which it may be enforceable.

(g) Executive acknowledges and agrees that the remedy at law available to the Company for breach of any of provision of this Section 3 would be inadequate, and that damages flowing from such a breach may not readily be susceptible to being measured in monetary terms. Accordingly, Executive acknowledges, consents and agrees that, in addition to any other rights or remedies which the Company may have at law, in equity or under this Agreement, upon adequate proof of violation of any provision of this Section 3, the Company shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach, without the necessity of proof of actual damage.

4. Releases.

(a) Executive, for himself, his legal representatives, assigns, heirs, distributees, devisees, legatees, administrators, personal representatives and executors (collectively, the “Executive Releasing Parties”), releases and forever discharges the Company, its present or past subsidiaries and affiliates, and their respective successors and assigns, and their respective present or past officers, trustees, directors, shareholders, employees and agents of each of them (collectively, the “Executive Released Parties”), from any and all claims, demands, actions, liabilities and other claims for relief and remuneration whatsoever (including without limitation attorneys’ fees and expenses), whether known or unknown, absolute, contingent or otherwise (each, a “Claim”), arising or which could have arisen up to and including the date of his execution of this Agreement, including without limitation those arising out of or relating to Executive’s Employment Agreement, the Executive Severance Plan, Executive’s employment or cessation and termination of employment, any other written or oral agreement, any change in Executive’s employment status, any benefits or compensation, any tortious injury, breach of contract, wrongful discharge (including any claim for constructive discharge), infliction of emotional distress, slander, libel or defamation of character, and any Claims arising under Title VII of the Civil Rights Act of 1964 (as amended by the Civil Rights Act of 1991), the Civil Rights Act of 1886, the Americans With Disabilities Act, the Rehabilitation Act of 1973, the Equal Pay Act, the Fair Labor Standards Act, the Older Workers Benefits Protection Act, the Age Discrimination in Employment Act, the Illinois Human Rights Act, the Illinois Wage Payment and Collection Act, the Employee Retirement Income Security Act of 1974, or any other federal, state or local stature, law, ordinance, regulation, rule or executive order, any tort or contract claims, and any of the claims, matters and issues which could have been asserted by Executive against the Company or its subsidiaries in any legal, administrative or other proceeding; provided, however, that the foregoing release does not apply to (i) any Claim under or based on a breach of this Agreement or (ii) any vested benefit Executive may have as of the Separation Date under any applicable employee benefit plan of the Company.

(b) Executive agrees that if any action is brought in his name before any court or administrative body with respect to a Claim released herein, he will not accept any payment of monies in connection herewith.

(c) The Company, for itself and each of its subsidiaries and their respective assigns, and to the extent it is legally able to do so, for their respective present or past officers, trustees, directors, shareholders, employees and agents (in each case solely relating to the scope of their employment or in their corporate capacities and to the extent such person is making a Claim on behalf of the Company) (the “Company Releasing Parties”) hereby releases and forever discharges Executive from any and all Claims arising or which could have arisen up to and including the date of the execution of this Agreement, out of or relating to Executive’s employment, cessation of employment or change in employment status, the termination of prior agreements with his or the performance of his duties on behalf of the Company; including any act, omission, occurrence, or other matters related to such employment, and any of the claims, matters and issues which could have been asserted by the Company against Executive in any legal, administrative, or other proceeding; provided, however, that the foregoing release does not apply to (i) any Claim under or based on a breach of this Agreement, (ii) any act or omission involving fraud; intentional tort; willful, reckless or grossly negligent misconduct; criminal activity; any violation of applicable law; or the receipt by Executive, directly or indirectly, of any financial or other personal benefit to which he is not entitled, or (iii) any obligation of Executive with respect to Section 3 of this Agreement.

5. Confidentiality. The Company shall issue a press release regarding the Executive’s resignation in the form attached hereto as Exhibit A. Except as required by applicable law, this Agreement and all of the terms, conditions and provisions hereof shall be kept strictly confidential by the Company and the Executive, except that: (i) the Executive may disclose the terms, conditions and provisions of this Agreement to his spouse, his personal legal counsel and financial and tax advisors and appropriate taxing authorities; and (ii) the Company may (a) file this Agreement with the Securities and Exchange Commission (the “SEC”), and (b) disclose or describe the existence and terms of this Agreement in any document filed with the SEC or in the Company’s annual or quarterly reports to shareholders.

6. No Detrimental Communication.

(a) Executive will not disclose or cause to be disclosed any negative, adverse or derogatory comments or information about the Company, its employees and directors, any product or service provided by the Company, or about the Company’s prospects for the future, except as may be required by legal process.

(b) The Company’s executive officers will not disclose or cause to be disclosed any negative, adverse or derogatory comments or information about Executive, except as may be required by legal process; provided, however, that the Company may (i) provide factual information regarding the beginning and ending dates of Executive’s employment by the Company and the positions which he held during such employment and (ii) make all disclosures which, based on the advice of legal counsel, the Company reasonably believes to be required by securities law or other law.

7. Further Assistance. For a period of three (3) years after the Separation Date, Executive shall from time to time provide the Company with such assistance and cooperation as the Company may from time to time request in connection with any investigation, claim, dispute, judicial, legislative, administrative or arbitral proceeding, or litigation (any of the foregoing, a “Proceeding”) arising out of matters within the knowledge of Executive and related to his position as an employee of the Company. Such assistance and cooperation shall include providing information, declarations or statements to the Company, meeting with attorneys or other representatives of the Company, and preparing for and giving truthful testimony in connection with any Proceeding or related deposition. In any such instance, Executive shall provide such assistance and cooperation at times and in places mutually convenient for the Company and Executive and which do not unreasonable interfere with Executive’s business or personal activities. The Company shall pay Executive’s reasonable out-of-pocket costs and expenses in connection with such assistance and cooperation, whenever provided.

8. Voluntary Agreement. Executive acknowledges and represents that he (i) has read this Agreement, (ii) is hereby advised in writing to consult with legal counsel prior to executing this Agreement, and he has had the opportunity to do so; (iii) understands the legal effect and binding nature of this Agreement; and (iv) is acting voluntarily and with full knowledge of his actions in executing this Agreement. Further, Executive acknowledges that he has been given at least twenty-one (21) days to fully consider entering into this Agreement before its execution.

9. Revocation. Executive is advised that he has seven (7) days following his execution of this Agreement to revoke it. Any such revocation must be in writing and delivered by the close of business on the seventh day, to Gary Rada, President and Chief Executive Officer for the Company, 2727 Diehl Road, Naperville, Illinois 60563. In the event Executive exercises his right of revocation within seven (7) days, this Agreement shall be null and void. Executive and the Company further agree that this Agreement does not become effective or enforceable until the day after the revocation period has expired (“Effective Date”). Executive therefore shall not be entitled to Severance Pay until the expiration of the revocation period.

10. Acknowledgement. Executive acknowledges that he has received from the Company all wages, compensation, bonuses, severance monies, accrued vacation pay, and other benefits (including incentive compensation and stock options) to which he is entitled, except for the Severance Pay expressly set forth on Section 2.

11. Governing Law: Disputes. This Agreement shall be governed by, and construed and enforced in accordance with the Employee Retirement Income Security Act of 1974 (“ERISA”) to the extent applicable and, the laws of the State of Illinois, without giving effect to its conflict or choice of law provisions. Any action brought to enforce this Agreement may be brought in a state court of competent jurisdiction located in DuPage County, Illinois, or a federal court of competent jurisdiction located in the Northern District of Illinois. Executive submits to the jurisdiction of any state court located in DuPage County, Illinois or any federal court located in the Northern District of Illinois and waives the defense of an inconvenient forum to the maintenance of any action in such jurisdiction. Each party agrees that, if any action is brought to enforce this Agreement in a state court outside of DuPage County, Illinois or any federal court outside of the Northern District of Illinois, such party consents to a transfer to a state court located in DuPage County, Illinois or a federal court located in the Northern District of Illinois, and will accept service of process and other papers by any method permitted by the rules of the court to which such action is transferred.

12. Notices. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be delivered personally, sent by certified, registered or express mail, postage prepaid, or by overnight delivery service and shall be deemed to have been duly given when delivered or three days after mailing (in the case of communications sent by mail), as follows:

If to the Company:

Factory Card Outlet of America Ltd.

2727 Diehl Road

Naperville, Illinois 60563

Attention: Gary Rada

President and Chief Executive Officer

with a copy to:

Sonnenschein Nath & Rosenthal

8000 Sears Tower

233 S. Wacker Drive

Chicago, Illinois 60606

Attention: Neal Aizenstein

If to Executive:

Jarett A. Misch

2276 Brookside Court

Aurora, IL 60502

Notice may also be given at such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

13. Waiver. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

14. Counterparts. This Agreement may be executed in separate counterparts, each of which when so executed shall be deemed to be an original but both of which together will constitute one and the same instrument.

15. Withholding. The Company shall withhold from all benefits and other amounts due or otherwise payable to Executive hereunder in order to comply with any federal, state, local or other income or other tax laws requiring withholding with respect to compensation and benefits provided to Executive pursuant to this Agreement, or to comply with any personal or voluntary deduction, including without limitation the employee contribution for any insurance plan in which Executive participates, or other deductions authorized by law or that have been requested by Executive during the course of his employment.

16. Non-Admission. Nothing contained in this Agreement, nor any actions taken by any party hereto in connection herewith, shall constitute, be construed as, or be deemed to be, an admission of fault, liability, or wrongdoing of any kind whatsoever on the part of any party hereto. The Company asserts that at all times its treatment of Executive is, was and has been fully consistent with the requirements of the law and the Company’s policies and Executive acknowledges the Company’s assertion.

17. Validity. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, covenants and restrictions of this Agreement shall remain in full force and effect and in no way shall affect, impair or invalidate this Agreement. If any court determines that any provision of Section 3 of this Agreement is unenforceable because of the duration or geographical scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

18. Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supercedes all previous oral and written agreements and all prior or contemporaneous oral negotiations, commitments and understandings, including but not limited to the Employment Agreement, the Executive Severance Plan and any amendments or modifications to such documents. Neither party has made, and neither party has relied upon, any representation or warranty in connection with this Agreement except as expressly set forth herein.

19. Assignment of Interests. Executive warrants that he has not assigned, transferred or purported to assign or transfer any claim of Executive against the Company.

20. Sections or Paragraphs. Except where otherwise indicated by the context, any reference to a “Section” or “Paragraph” shall be to a Section or paragraph of this Agreement.

21. Successors and Assignee. This Agreement shall not be assignable by Executive. The rights and obligations of the parties to this Agreement shall be binding upon and inure to the benefit of the Company’s successors and assigns.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the first date set forth above.

FACTORY CARD OUTLET OF AMERICA LTD.

By:
Dated:

EXECUTIVE

Dated: